STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, Secretary of State of the State of Wyoming, do hereby certify that

Gold Coast Mining Corp.

a corporation originally organized under the laws of Delaware on August 24, 1995, did on November 13, 2009 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **13th** day of **November**, **2009**.

Secretary of State

By: Candice Dillmon

Filed Date: 11/13/2009

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 11/13/2009 11:56 AM
ID: 2009-000576726

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1. Corporation name:

Gold Coast Mining Corp.

2. Incorporated under the laws of: Delaware
(State or country of incorporation)

3. Date of incorporation: 08/24/1995
(mm/dd/yyyy)

4. Period of duration: perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual." You may refer to your Articles of Incorporation or contact the Corporations Division in your state of incorporation for your period of duration.)

5. Mailing address of the corporation:

503-192 Jarvis
Toronto, Ontario M5B 2J9
Canada

6. Principal office address:

503-192 Jarvis
Toronto, Ontario M5B 2J9
Canada

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. The registered agent must have a physical address in Wyoming. A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)

Incorp Services, Inc.
2510 Warren Avenue
Cheyenne, WY 82001-4420

RECEIVED
NOV - 9 2009
SECRETARY OF STATE
WYOMING

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

Mining Exploration and Development

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Gary Cripps	503-192 Jarvis, Toronto, Ontario M5B 2J9 Canada
Vice President		
Secretary	J. Spence Stewart	503-192 Jarvis, Toronto, Ontario M5B 2J9 Canada
Treasurer		
Director		
Director	Mohamed Kortu	503-192 Jarvis, Toronto, Ontario M5B 2J9 Canada
Director	Gary Cripps	503-192 Jarvis, Toronto, Ontario M5B 2J9 Canada

10. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
400,000,000	COMMON		$.001

11. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class:

Number of Shares	Class	Series	Par Value per Share
99,614,611	COMMON		$.001

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]

Date: 10/28/2009
(mm/dd/yyyy)

Print Name: Gary Cripps

Title: President

Contact Person: Gary Cripps

Daytime Phone Number: (416) 830-3273

Email: rbgold15@rogers.com

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment By Registered Agent

I, Incorp Services, Inc., registered office located at
(name of registered agent)

2510 Warren Avenue
Cheyenne, WY 82001-4420

(registered office address, city, state & zip)

voluntarily consent to serve as the registered agent for

Gold Coast Mining Corp.

(name of business entity)

on the date shown below.

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: [signature]
(Shall be executed by the registered agent.)

Date: 11/03/2009
(mm/dd/yyyy)

Print Name: Wendy Hefley on Behalf of Incorp Services, Inc.

Contact Person: Wendy Hefley/Incorp Services, Inc.

Title: Authorized Representative

Daytime Phone: (702) 866-2500

Email: wendy.hefley@incorp.com

Checklist
[✓] Submit one **originally signed** consent to appointment and one exact photocopy.

WYOMING SECRETARY OF STATE

OFFICIAL RECEIPT

Receipt No: **557298**
Receipt Date: **November 13, 2009**
Amount: **$100.00**
Corp No: **2009-000576726**
Encoder: **CDILLM**

Incorp
375 N Stephanie Ste 1411
Henderson, NV 89014

Payment	Reference	Total
CHECK	13973	100.00
	Total:	**$100.00**

Charge	Invoice No.	Sec. File No.	Quantity	Unit Price	Total
ADO - Articles of Domestication		0	1	100.00	100.00
				Total:	**$100.00**

In Reference To:

Gold Coast Mining Corp.

SECRETARY OF STATE
State Capitol Building
200 West 24th Street
Cheyenne, WY 82002-0020
(307) 777-7378